UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2011

ADAMA TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-148910	98-0552470
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

c/o Aviram Malik
76/7 Zalman Shazar Street,
Hod Hasharon, Israel	45350
(Address of Principal Executive Offices)	(Zip Code)

972 (544) 6550341
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 18, 2011, Adama Technologies Corporation (the “Registrant”)  entered a Stock Purchase Agreement with ANOE SA, organized under the laws of St. Vincent and the Grenadines (“ANOE”), to acquire 477 shares, representing approximately 19.5% of the outstanding shares of YGE Mining PLC, organized under the laws of the Federal Democratic Republic of Ethiopia (“YGE”). YGE is the owner of an exclusive license to conduct exploration for gold and tantalum in an area of 40 kilometers in Ethiopia. Tantalum is used in the manufacture tantalum capacitors that are widely used in circuit designs because of their volumetric efficiency, basic reliability and process compatibility for electronic equipment such as mobile phones, DVD players, video game systems and computers. The Stock Purchase Agreement between the Registrant and ANOE, which provides for the issuance of 20,000,000 restricted shares of the Registrant’s common stock in consideration for the acquisition of the YGE Shares, is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

 Exhibit 99.1 Stock Purchase Agreement between the Registrant and ANOE SA dated November 18, 2011 (Filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 28, 2011

ADAMA TECHNOLOGIES CORPORATION
By:  /s/ Aviram Malik
Aviram Malik
Chief Executive Officer